SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

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         Preliminary Proxy Statement
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-----    (as permitted by Rule 14a-6(e)(2))

         Definitive Proxy Statement
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         Soliciting Material Pursuant to Section 240.14a-11(c) or
-----    Section 240.14a-12

                             CONRAIL INC.
           (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


[Conrail Logo]


                                                      January 10, 1997

Dear Shareholders:

          We are pleased to inform you that both the United States District Court for the Eastern District of Pennsylvania and the Surface Transportation Board ("STB") yesterday rejected Norfolk Southern's most recent efforts to invalidate the two-year exclusivity period contained in the CSX/Conrail merger agreement and to enjoin the Conrail special shareholder meeting to be held on January 17, 1997. In refusing to invalidate our mutual agreement not to discuss, approve, recommend or agree to any other takeover proposal until December 31, 1998, the District Court and the STB have permitted us to move forward to the successful completion of the next steps in consummating the CSX/Conrail merger.

          We believe that the CSX/Conrail merger-of-equals is clearly the superior business combination and provides extraordinary value to Conrail shareholders--value at the high-end of what has ever been paid in other railroad business combinations. In addition, 100% of that value will now be provided to shareholders as soon as practicable following shareholder approval in the first quarter of this year; shareholders will not have to wait for approval by the Surface Transportation Board. The CSX/Conrail merger also will allow Conrail shareholders the opportunity to participate in the substantial up-side potential of the combined company and the continued growth of the railroad industry.

          Your Board of Directors is fully committed to the CSX/Conrail merger and unanimously urges you to vote now FOR the proposal to amend the Articles of Incorporation to opt out of the Pennsylvania statute.

          Your vote is extremely important for the upcoming special meeting of shareholders this Friday, January 17. Please complete and return the WHITE proxy (or GREEN trustee instruction card for Conrail ESOP Preferred Stock) immediately if you have not already done so.

          If you have any questions regarding the special meeting or need assistance in voting your Shares or in obtaining a WHITE proxy or GREEN trustee instruction card or Conrail's proxy statement relating to the special meeting, please call:

                                   D.F. King & Co., Inc.
                                1-800-549-6746 (toll free)

                                             Sincerely,

                                             /s/ David M. LeVan

                                             David M. LeVan
                                             Chairman, President and
                                             Chief Executive Officer